EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


Shareholders and Board of Directors
Berlitz International, Inc.
400 Alexander Park
Princeton, NJ 08540


We consent to the incorporation by reference in Registration Statement No. 333-69199 of Berlitz International, Inc. on Form S-8 of our report dated March 5, 2001, appearing in this Annual Report on Form 10-K of Berlitz International, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
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New York, New York
March 30, 2001